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                                                                   EXHIBIT 10.14
                                COTT CORPORATION

                    EXECUTIVE INVESTMENT SHARE PURCHASE PLAN

                                    ARTICLE I

                      PURPOSE AND ESTABLISHMENT OF THE PLAN

1.1 Purpose and Effective Date. The Company hereby establishes a Plan for the purposes of rewarding certain Employees of Cott Corporation and its affiliates for exceeding their respective annual performance objectives and to which contributions for such purpose will be made by or on behalf of the Company and its affiliates.

1.2 Shareholder Approval. Notwithstanding Section 1.1 the Plan shall not be deemed effective unless it is approved by a majority of the Company's shareholders at the Company's next annual shareholder meeting held after the Effective Date.

1.3 Formula Plan. The Plan is intended as a "formula plan" within the meaning of the NYSE shareholder approval rules that were approved by the Securities and Exchange Commission on June 30, 2003, and contains an evergreen formula for annual increases in the total number of Common Shares that can be purchased for Benefiting Active Participants if they achieve subsequent years' annual performance objectives.

1.4 Plan Document. Each new Active Participant shall be given a copy of the Plan document. Thereafter, Participants may request a copy of the Plan document and any amendments thereto from the Committee.

                                   ARTICLE II

                                   DEFINITIONS

The following capitalized terms shall have the meanings set forth in this
Article II. Any use of the singular shall include the plural and the plural the singular, as applicable to the context in which the terms are used.

2.1 "Active Participant" means an Eligible Employee who has been designated by the Committee as eligible to participate in the Plan for the Fiscal Year.

2.2 "Annual Performance Objectives" means, with respect to each Fiscal Year, the performance objectives established by the Committee for an Eligible Employee, which objectives may be amended from time to time by the Committee in its sole discretion.

2.3 "Benefit Amount" means the amount (stated in terms of Canadian dollars) determined by the Committee, in its sole discretion, as the benefit granted under the Plan to a Benefiting Active Participant for a Fiscal Year.

2.4 "Benefiting Active Participant" means with respect to a Fiscal Year, an Active Participant who remains employed by an Employer as of such Fiscal Year End and who exceeded 100% of his or her Annual Performance Objectives for that Fiscal Year, as determined by the Committee.

2.5 "Board" means the board of directors of the Company.

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2.6 "Committee" means the Human Resources and Compensation Committee of the
Board.

2.7 "Common Shares" means whole or fractional common shares in the capital of the Company.

2.8 "Company" means Cott Corporation, a corporation amalgamated under the laws of Canada.

2.9 "EISP Custodial Fund" means the trust fund established under the Executive Investment Share Purchase Plan Custodial Trust Agreement.

2.10 "EISP Custodial Trust Agreement" means the agreement, as amended and restated effective January 4, 2004 (formerly known as the Employee Savings Plan Trust Agreement that was originally effective January 2, 2002), by and among the Company, the Trustee, and the Agent (as defined therein) pursuant to which the Vested Shares and any income attributable thereto are held by the Trustee.

2.11 "Effective Date" means January 4, 2004.

2.12 "Eligible Employee" means an Employee who is among a select group of management Employees and who is designated by the Employer in its sole discretion as eligible to participate in the Plan.

2.13 "Employee" means a full-time or part-time employee of an Employer.

2.14 "Employer" means the Company, Cott Beverages Inc., Cott Beverages Limited, and any other affiliate designated as an Employer by the Committee.

2.15 "Executive Investment Share Purchase Fund ("EISP Fund")" means the trust fund established under the Executive Investment Share Purchase Plan Trust Agreement, which for purposes of the Plan constitutes an "Employee Benefit Plan" as defined under the Tax Act.

2.16 "Executive Investment Share Purchase Plan Trust Agreement" means the agreement effective January 4, 2004, by and among the Company, the Trustee, and the Agent (as defined therein) to carry out the purposes of the Plan in respect of Unvested Shares and any income attributable thereto in accordance with the terms of the Plan.

2.17 "Fiscal Year" means the 12-month period beginning the first Sunday following the immediately preceding Saturday closest to December 31st and ending on the Fiscal Year End. The "First Fiscal Year" shall be the Fiscal Year that begins on January 4, 2004.

2.18 "Fiscal Year Contribution" means the sum of the Benefit Amounts determined under Section 4.1(b) for the Fiscal Year.

2.19 "Fiscal Year End" means, with respect to each Fiscal Year, the Saturday closest to December 31 of such Fiscal Year.

2.20 "Grant Date" means, with respect to each Fiscal Year, the first day of the next Fiscal Year.

2.21 "Normal Retirement" means retirement from office or employment with an Employer (at the election of the Employee and as agreed to by the Employer) coincident with or following the Employee's attainment of age 55.

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2.22 "Notice of Exercise" means a notice in the form set out in the attached
Schedule B pursuant to which the UK Participant exercises his right to acquire Common Shares in accordance with Section 5.11.

2.23 "NYSE" means the New York Stock Exchange.

2.24 "Option Agreement" means an agreement in the form set out in the attached Schedule A.

2.25 "Participant" means any current Employee, Active Participant, or Terminated Participant who has an account under the Plan.

2.26 "Permanent Disability" means the complete and permanent incapacity of a Participant, as determined by a licensed medical practitioner approved by the Committee, due to a medically determinable physical or mental impairment which prevents such Participant from performing substantially all of the essential duties of his or her office or employment.

2.27 "Plan" means the Cott Corporation Executive Investment Share Purchase Plan, as amended from time to time.

2.28 "Prevailing Market Price" means, for each Fiscal Year, the prevailing market price as determined under Section 4.3(a).

2.29 "Qualifying Take-Over Bid" means a take-over bid within the meaning of the Securities Act (Ontario), other than a take-over bid exempt from the requirements of Part XX of such Act pursuant to Sections 93(1)(b) or (c) thereof.

2.30 "Tax Act" means the Income Tax Act (Canada) and all regulations and policies made thereunder, as amended or restated from time to time. Any reference in the Agreement to a provision of the Tax Act includes any successor provision thereto.

2.31 "Term" means the ten-year period beginning on the Effective Date and ending on the Fiscal Year End of the 10th year.

2.32 "Terminated Participant" means a Participant who has incurred a Termination Date and shall include, where context requires, the personal representative(s) of a Participant.

2.33 "Termination Date" means the Participant's last day of active service with the Employer (determined without regard to any notice of termination owing pursuant to statute, regulation, agreement or common law).

2.34 "Trust Agreements" means, collectively, the Executive Investment Share Purchase Plan Trust Agreement and the EISP Custodial Trust Agreement.

2.35 "Trustee" means The Canada Trust Company or its successor trustee under the Trust Agreements.

2.36 "UK Participant" means a Participant who is taxable under the laws of the United Kingdom in respect of Common Shares acquired under the Plan.

2.37 "Unacquired Shares" means, in respect of the UK Participants only, Unvested Shares which

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would have become Vested Shares on the potential Vesting Date had the UK
Participant exercised his right to acquire such Unvested Shares in accordance with Section 5.11.

2.38 "Unvested Shares" means the Common Shares acquired on behalf of a Participant in which the Participant's interest has not fully vested under the Plan.

2.39 "Vesting Date" means the date that the Common Shares vest pursuant to
Article V hereof.

2.40 "Vested Shares" means the Common Shares that have vested in accordance with the terms hereof which are held by the Trustee for the benefit of Participants.

                                   ARTICLE III

                                  PARTICIPATION

3.1 Enrollment for Fiscal Year. Active Participants for a Fiscal Year who were Eligible Employees on or before the immediately preceding Fiscal Year End shall be automatically enrolled in the Plan effective as of the first day of such Fiscal Year. Eligible Employees who are designated as Active Participants for a Fiscal Year following the first day of such Fiscal Year shall be automatically enrolled in the Plan as of the date of such designation.

3.2 Annual Performance Objectives. Prior to or coincident with his or her enrollment for a Fiscal Year, each Active Participant will be informed of his or her Annual Performance Objectives for such Fiscal Year.

                                   ARTICLE IV

                              OPERATION OF THE PLAN

4.1 Determination of Benefits. Within 120 days after each Fiscal Year End, the Committee shall determine in respect of such Fiscal Year:

(a) the Benefiting Active Participants;

(b) the Benefit Amount to be awarded to each Benefiting Active Participant for such Fiscal Year; and

(c) the Fiscal Year Contribution.

4.2 Contribution to EISP Fund. No later than 30 days following the determinations by the Committee under Section 4.1, the Company shall:

(a) either contribute the Fiscal Year Contribution to the EISP Fund and seek reimbursement from the other participating Employers, or cause each Employer to contribute its respective share of the Fiscal Year Contribution to the EISP Fund, such share representing the sum of the Benefit Amounts allocated to the Employer's Benefiting Active Participants for such Fiscal Year; or

(b) forward to the Trustee a list of the Benefiting Active Participants and their respective Benefit Amounts determined under Section 4.1(b).

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4.3 Purchase of Common Shares.

(a) Common Shares Purchased for Fiscal Year: As soon as practicable after the Fiscal Year Contribution is contributed to the EISC Fund, the Trustee shall purchase the maximum number of Common Shares that can be purchased on the Toronto Stock Exchange with such Fiscal Year Contribution at the prevailing market price for Common Shares as of the time and date of such purchase.

(b) Maximum Number of Common Shares for Fiscal Year: Notwithstanding the foregoing, in no event shall the number of Common Shares purchased under the Plan with respect to a Fiscal Year exceed the following limitations:

(i) First Fiscal Year: The maximum number of Common Shares that can be purchased with the Fiscal Year Contribution for the First Fiscal Year shall not exceed 0.5% of the total number of Common Shares outstanding as of the first day of the First Fiscal Year.

(ii) Subsequent Fiscal Years: For each Fiscal Year following the First Fiscal Year, the maximum number of Common Shares that can be purchased under the Plan with the Fiscal Year Contribution for such Fiscal Year shall be the sum of the following:

(1) the maximum number of Common Shares determined for the immediately preceding Fiscal Year; plus

(2) .5% of the total number of Common Shares outstanding as of the first day of such Fiscal Year.

4.4 Applicable Law. The purchase of Common Shares by the Trustee shall at all times and in all respects comply with all applicable law, including, without limitation, the rules, regulations and by-laws of the Toronto Stock Exchange, and the policies and regulations of applicable securities regulatory authorities.

4.5 Return of Employer Contributions. In the case an Employer Contribution is made under a mistake of fact (to include, without limitation, the fact whether shareholder approval as required by Section 1.2 has been properly obtained) the amount of such contribution due solely to such mistake of fact shall be returned to the Employer before the end of the Fiscal Year in which it was made, and the Participant's account shall be adjusted accordingly.

                                    ARTICLE V

                             ALLOCATION AND VESTING

5.1 Allocation for Fiscal Year. Following the acquisition of Common Shares pursuant to Section 4.3, the Trustee shall, when directed by the Committee, determine the number of Common Shares to be allocated to each Benefiting Active Participant's account under the EISP Fund as of the Grant Date for the Fiscal Year by dividing the Benefiting Active Participant's Benefit Amount for such Fiscal Year by the Prevailing Market Price. In respect of the UK Participants, this Section 5.1 is subject to Section 5.3.

5.2 Reallocation of Forfeited Shares. On or before the Fiscal Year End, Unvested Shares that are forfeited under the Plan for any reason during a Fiscal Year shall be reallocated effective as of the Grant Date for such Fiscal Year among the Benefiting Active Participants designated for such Fiscal Year. Any Unvested Shares that are forfeited during a Fiscal Year beginning after

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expiration of the Term shall be reallocated, effective as of the Plan's last
Grant Date, at such Fiscal Year End among the Participants in the Plan as of such Fiscal Year End. In respect of the UK Participants, this Section 5.2 is subject to Section 5.3.

5.3 Grant of Option to Acquire Common Shares (UK Participants only). Within 60 days of the allocation of Common Shares to a UK Participant's account in accordance with Section 5.1 or 5.2, the Company shall send the UK Participant an Option Agreement and, if the UK Participant does not execute and return a copy of such Option Agreement to the Company within 30 days of receipt, the Company shall determine in its discretion that the UK Participant will not be entitled to acquire the relevant allocated Common Shares and/or to receive any future allocation of Common Shares pursuant to Section 5.1 or 5.2. For the avoidance of doubt, the date on which the UK Participant executes the Option Agreement shall be the date of grant of the option to acquire the relevant Common Shares notwithstanding that it differs from the Grant Date (which shall still be the relevant date for determining when Unvested Shares subject to the option vest pursuant to Section 5.4).

5.4 Normal Vesting. Except as otherwise provided under the Plan (and, in particular subject to Section 5.11 in respect of the UK Participants), Common Shares allocated to Benefiting Active Participants under Section 5.1 and 5.2 shall vest in accordance with the following vesting schedule:

                                VESTING SCHEDULE

             MULTIPLE OF GRANT DATE
                     VESTED                         % VESTED    TOTAL %
------------------------------------------------    --------    -------
1st Anniversary of Grant Date...................       30%        30%
2nd Anniversary of Grant Date...................       30%        60%
3rd Anniversary of Grant Date...................       40%       100%

5.5 Accelerated Vesting upon Termination of Employment. If a Participant terminates employment due to death, Normal Retirement, or Permanent Disability, all Unvested Shares that are allocated to the Participant's account as of the Termination Date or allocable for the Fiscal Year in which the Termination Date occurs, shall become Vested Shares and paid or distributed to the Participant in accordance with Section 7.3. In respect of the UK Participants, this Section 5.5 is subject to Section 5.11.

5.6 Accelerated Vesting upon Plan Termination. If the Plan is terminated and continued vesting under Section 5.4 ceases in connection therewith, then all Unvested Shares allocated to a Participant as of the date of such Plan termination or allocable for the Fiscal Year in which the Plan termination occurs shall become Vested Shares and paid or distributed to the Participant in accordance with Section 7.3. Accelerated vesting under this Section 5.6 shall not apply if Participants are permitted to continue to vest in their accounts following termination of the Plan.

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In respect of the UK Participants, this
Section 5.6 is subject to Section 5.11.

5.7 Vesting Upon Change in Control. Notwithstanding any other provisions of the Plan, all Unvested Shares credited to a Participant shall immediately become Vested Shares of the Participant on the effective date of:

(a) a consolidation, merger or amalgamation of the Company with or into any other corporation whereby the voting shareholders of the Company immediately prior to such event receive less than 50% of the voting shares of the consolidated, merged or amalgamated corporation;

(b) a sale by the Company of all or substantially all of the Company's undertakings and assets; or

(c) a proposal by or with respect to the Company being made in connection with a liquidation, dissolution or winding-up of the Company.

In respect of the UK Participants, this Section 5.7 is subject to Section 5.11.

5.8 Vesting upon Qualifying Take-Over Bid.

(a) With Right of Tender. If a Qualifying Take-Over Bid that permits tendering by notice of guaranteed delivery is made for the Common Shares, all Unvested Shares shall immediately vest conditional upon the successful completion of such Qualifying Take-Over Bid, and each Participant shall have the right to tender his or her Unvested Shares to the Qualifying Take-Over Bid by notice of guaranteed delivery.

(b) Without Right of Tender. If a Qualifying Take-Over Bid that does not permit tendering by notice of guaranteed delivery is made for the Common Shares, upon consummation of the Qualifying Take-Over Bid and subject to compliance with all applicable laws and regulations, the Company shall repurchase all Unvested Shares held by Participants at a purchase price equal to the offer price under such Qualifying Take-Over Bid.

(c) Reasonable Steps. The Company will take all reasonable steps necessary to facilitate or guarantee the Participants' exercise of the rights described above.

In respect of the UK Participants, the provisions of Sections 5.8(a) and (b) are subject to Section 5.11.

5.9 Transfer to EISP Custodial Fund. Unless paid out in accordance with Article VII, all Unvested Shares that vest in accordance with the terms of the Plan shall be distributed from the EISP Fund, registered in the respective Participant's name, or as otherwise permitted under the Plan, and transferred to the Participant's account under the EISP Custodial Fund. Until distributed to the Participant, the Trustee shall hold all such Vested Shares in accordance with the terms of the EISP Custodial Trust Agreement.

5.10 Restrictions on Vested Shares. Except as set forth in the Company's policies respecting the trading of the Common Shares by employees or law, Vested Shares are not subject to any restrictions concerning their sale or use.

5.11 Requirement to Exercise Right to Acquire Unvested Shares (UK Participants
Only). Unvested Shares allocated to a UK Participant's account shall not become Vested Shares unless

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the UK Participant has exercised his right to acquire the relevant Unvested
Shares on or before the potential Vesting Date by completing and sending a Notice of Exercise to the Company. For the avoidance of doubt, a UK Participant may exercise his or her right to acquire the Unvested Shares allocated to the UK Participant's account by sending a completed Notice of Exercise in advance of a potential Vesting Date but with such exercise being conditional on the Unvested Shares otherwise satisfying the requirements for vesting as set out in this
Article V.

                                   ARTICLE VI

                                 UNVESTED SHARES

6.1 Prohibition against Alienation. A Participant shall not, directly or indirectly, assign, transfer, or encumber in any manner whatsoever any rights in and to the Unvested Shares held on his or her behalf under this Plan.

6.2 Forfeiture of Unvested Shares and Unacquired Shares.

(a) Forfeiture of Unvested Shares. Except as determined otherwise by the Committee in its sole discretion, if Participant's employment terminates for any reason other than those set forth in Section 5.5, such Terminated Participant shall forfeit all rights regarding the Unvested Shares allocated to his or her account as of the Termination Date. The Unvested Shares so forfeited shall be reallocated in accordance with Section 5.2.

(b) Forfeiture of Unacquired Shares (UK Participants Only). Except as determined otherwise by the Committee in its sole discretion, a UK Participant shall forfeit all rights regarding Unacquired Shares immediately after the potential Vesting Date in respect of such Unacquired Shares. The Unacquired Shares so forfeited shall be reallocated in accordance with Section 5.2.

                                   ARTICLE VII

                          WITHDRAWALS AND DISTRIBUTIONS

7.1 Withdrawal of Vested Interest. A Participant may, at any time and from time to time, by a written notice to the Company in the form approved by the Committee, request:

(a) subject to Section 7.4, the delivery to him or her of the certificates representing all or a portion of the Vested Shares held in the Participant's account under the EISP Custodial Fund; or

(b) a cheque representing the cash equivalent (determined in accordance with Section 7.2) of all or a portion of the Vested Shares held in the Participant's account.

7.2 Valuation of Vested Shares. In respect of a Participant's election to receive the cash equivalent of Vested Shares, the Trustee shall, as soon as practicable following receipt of such election, sell the requested number of Vested Shares on the Toronto Stock Exchange at the prevailing market price of Common Shares as of the time and date of such sale.

7.3 Payout of Vested Interest at Termination. A Terminated Participant must deliver written direction, in the manner prescribed by the Committee, to the Committee within ninety (90) days following his or her Termination Date to either:

(a) elect, in accordance with Section 7.1(b), to convert all Vested Shares credited to his or her

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account under the EISP Custodial Fund as of the Termination Date to their cash equivalent and receive a cheque for the proceeds realized; or

(b) request delivery to him or her of share certificates evidencing all such Vested Shares.

If a Terminated Participant fails to deliver such written direction to the Committee within said ninety (90)-day period, the Committee, subject to Section 7.4, shall instruct the Trustee to deliver to the Terminated Participant the share certificates evidencing all of the Vested Shares credited to the Terminated Participant's account as of the Termination Date.

7.4 No Partial Shares. Only certificates representing whole Common Shares shall be delivered under Sections 7.1(a) and 7.3(b). If a Participant is entitled to a fraction of a Common Share, such entitlement shall be satisfied by payment of the cash equivalent of such fraction, determined in accordance with Section 7.2.

                                  ARTICLE VIII

                            ACCOUNTING AND REPORTING

8.1 Accounts. An account or accounts, as appropriate under the Plan and Trustee, shall be maintained for each Participant in which there will be recorded all contributed amounts allocated to such Participant, the number of Unvested Shares acquired on behalf of such Participant, the number of Vested Shares and their Vesting Dates, the market value of such Unvested Shares and Vested Shares, forfeited Unvested Shares, dividends paid, and such other information as may be necessary or advisable in connection with the administration of this Plan.

8.2 Account Statements. A Participant will be provided with a summary of his or her accounts under the Plan at least as frequently as annually.

                                   ARTICLE IX

                           DIVIDENDS AND OTHER RIGHTS

9.1 Cash Earnings. Cash dividends or earnings, if any, received by the Trustee in a Fiscal Year in respect of a Participant's Vested or Unvested Shares shall be used to purchase additional Common Shares. All such additional Common Shares shall be deemed to be fully vested as of the date of purchase and either distributed in accordance with Article VII or allocated to the Participant's account under the EISP Custodial Fund, as applicable.

9.2 Stock Dividends. Stock dividends, if any, received by the Trustee in a Fiscal Year in respect of a Participant's Vested or Unvested Shares shall be deemed to be fully vested upon receipt and either distributed in accordance with
Article VII or allocated to the Participant's account under the EISP Custodial Fund, as applicable.

9.3 Subscription Rights. If the Trustee becomes entitled to subscribe for additional shares or securities of the Company by virtue of the Trustee being the registered holder of the Common Shares in the EISP Fund, the Trustee, if so requested by the Company and if the Company provides the Trustee with all amounts necessary to exercise such subscription rights with respect to said Common Shares, shall exercise such rights in the name of the Trustee on behalf of the Company. All such additional Common Shares shall be deemed to be fully vested upon receipt by the Trustee and either distributed in accordance with
Article VII or allocated to the Participant

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accounts under the EISP Custodial Fund, as applicable.

9.4 Voting Rights. By virtue of being the registered holder of the Common Shares held in the EISP Fund, the Trustee is entitled to attend all Company shareholder meetings on the Participants' behalf. The Trustee shall vote the rights associated with such Common Shares as instructed from time to time by the Company and, if no such instructions are received, the Trustee shall refrain from voting.

9.5 Notification of Rights. The Company shall promptly transmit to each Participant all notices of conversion, redemption, tender, exchange, subscription, class action, claim in insolvency proceedings or other rights or powers that the Company receives from the Trustee relating to the Common Shares. Notwithstanding the foregoing, the Participants shall have no ability to exercise any rights associated with Unvested Shares.

                                    ARTICLE X

                                   TAX MATTERS

10.1 Obligation to Withhold. If, for any reason whatsoever, the Trustee and/or an Employer becomes obligated to withhold and/or remit to any applicable tax authority (whether domestic or foreign) any amount in connection with this Plan in respect of a Participant, then the Trustee or the Employer, as the case may be, shall provide written notice of such obligation to the Participant and shall make the necessary arrangements, as acceptable to the Trustee or the Employer, in connection with the amount which must be withheld and/or remitted.

10.2 Taxation upon Vesting. Upon the vesting of any Common Shares pursuant to the terms of this Plan, the Trustee shall, in respect of each Participant, provide the Company with written notice of the amount vested and the market value of the Vested Shares. The Company shall be responsible for reporting the Participant's vested amount as income to the Canadian or any other applicable tax authority. The Trustee shall, in respect of each Participant, be responsible for reporting to the applicable tax authority any income allocated and paid to the Participant in accordance with section 9.1 hereof.

10.3 UK Taxation. If, for any reason whatsoever, the Trustee and/or an Employer becomes obligated to make any tax payment or primary Class 1 national insurance contribution in the United Kingdom, in either case in respect of a Participant whose shares have vested in accordance with this Plan, then, by virtue of his or her participation in the Plan, each Participant acknowledges that the Trustee and/or the Employer shall be entitled to recover all such amounts from the Participant by deduction, withholding or by any other means whatsoever. The Company may also require a UK Participant to enter into a taxation agreement that is contained within an Option Agreement.

                                   ARTICLE XI

                    AMENDMENT, TERMINATION AND ADMINISTRATION

11.1 Right to Amend and Terminate.

(a) General Right. Except as restricted by Section 11.2: (i) the Committee or the Board may amend any provisions of the Plan or Trust Agreements at any time, and (ii) the Committee or Board may terminate the Plan at any time prior to expiration of the Term.

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(b) No Shareholder Approval. Notwithstanding Section 11.1(a), in the event shareholder approval is not obtained as required by Section 1.2 the Plan shall be deemed null and void as of the date of the Company's annual shareholder meeting described in Section 1.2

11.2 Restrictions. Notwithstanding Section 11.1(a) but subject to Section 12.3, no such amendment or termination of the Plan shall divest any Participant of his or her existing rights under the Plan with respect to the Common Shares allocated or allocable to his or her accounts without the prior written consent of the Participant. No amendment of the Plan or Trust Agreements shall affect the rights and duties of the Trustee without its prior written consent.

11.3 Plan Administration. The Committee or the Board may by resolution make, amend, or repeal at any time and from time to time such rules or regulations not inconsistent herewith as it may deem necessary or advisable for the proper administration and operation of this Plan. In particular, the Board may delegate to any officers of an Employer such administrative duties and powers as it may see fit with respect to this Plan.

11.4 Plan Interpretation. Any questions of interpretation of the Plan will be submitted to the Committee for resolution. Any resolution of such a question of interpretation of the Plan by the Committee shall be final in all respects, and in particular, shall not be subject to any appeals whatsoever.

11.5 Authorized Officers. Two officers of the Company, one of whom must be the Chief Executive Officer, the Chief Financial Officer, the Senior Vice President, Corporate Resources or the Secretary, are hereby authorized to sign and execute all instruments and documents and do all things necessary or desirable for carrying out the provisions of the Plan and Trust Agreements. The Trustee shall be entitled to rely on a certificate of any one of the Chief Executive Officer, the Chief Financial Officer, the Senior Vice President, Corporate Resources or the Secretary as to any of the following matters:

(a) the date an Active Participant commences participation in the Plan;

(b) a Participant's Termination Date; and

(c) the date of death, Normal Retirement, or Permanent Disability of any Participant.

                                   ARTICLE XII

                                     GENERAL

12.1 Governing Law. The Plan and the Trust Agreements are established under the laws of the Province of Ontario and the rights of all parties and the construction and effect of each and every provision of this Plan and the Trust Agreements shall be according to the laws of the Province of Ontario and the laws of Canada applicable therein.

12.2 Binding and Assignment. This Plan and the Trust Agreements shall inure to the benefit of and be binding upon Cott, its successors and assigns. The interest hereunder of any Participant shall not be transferable or alienable by such Participant either by assignment or in any other manner whatsoever and, during his or her lifetime, shall be vested only in him or her, but, upon such Participant's death, shall inure to the benefit of and be binding upon the personal representatives of the Participant.

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12.3 Plan Non-Contractual.

(a) No Employment Rights. Nothing contained in this Plan shall be construed as promise to any person of continued employment with an Employer, and nothing contained in this Plan shall be construed as an agreement or commitment on the part of an Employer to continue the employment or the rate of compensation of any person for any period. Following the Effective Date, all Employees of an Employer shall remain subject to discharge to the same extent as if the Plan had never been put into effect.

(b) No Rights Absent Shareholder Approval. In the event it is deemed that the Plan is not effective and nullified pursuant to Sections 1.2 and 11.1(b), each Active Participant designated for the First Fiscal Year shall thereupon be deemed to have a zero dollar ($0.00) Benefit Amount for the First Fiscal Year and to have no existing rights under the Plan.

NOW, THEREFORE, the Company hereby executes the Plan as of the Effective Date.

                                          COTT CORPORATION

                                          Per: /s/ Catherine Brennan
                                          --------------------------------
                                          Name: Catherine Brennan
                                          Title: Vice President, Treasurer

                                          COTT BEVERAGES INC.

                                          Per: /s/ Catherine Brennan
                                          --------------------------------
                                          Name: Catherine Brennan
                                          Title: Vice President, Treasurer

                                          COTT BEVERAGES LIMITED

                                          Per: /s/ Raymond P. Silcock
                                          --------------------------------
                                          Name: Raymond P. Silcock
                                          Title: Director

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